UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 333 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

Entry into Rights Agreement

On September 6, 2016, the Board of Directors (the “Board”) of Kona Grill, Inc. (the “Company”) approved the declaration of a dividend of one purchase right (a “Right”) for each outstanding share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). The dividend is payable on September 16, 2016 (the “Record Date”) to the stockholders of record on that date. In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (defined below).   The description and terms of the Rights are set forth in a Rights Agreement dated as of September 6, 2016, as the same may be amended from time to time (the “Rights Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of preferred stock of the Company (the “Preferred Stock”) at a price of $55.94 per share (the “Purchase Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Until the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 9.9% or more of the outstanding shares of Common Stock or (ii) the tenth business day (or such later date as the Board may designate before any person or group of affiliated persons becomes an Acquiring Person (as defined in the Rights Agreement) following the commencement of, or public announcement of the intent of any person to commence, a tender or exchange offer that would, if consummated, result in such person or group becoming the beneficial owner of 9.9% or more of the Company’s Common Stock (the earlier of such dates being called the “Distribution Date” unless the tenth Business Day referred to in clauses (i) and (ii) above occurs after the date of public announcement of the Rights Agreement and before the Record Date, in which event the Distribution Date will be the close of business on the tenth Business Day after the Record Date), the Rights will be evidenced, with respect to any of the Common Stock certificates (or book-entry shares) outstanding as of the Record Date, by such Common Stock certificate (or book-entry shares).

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuances of Common Stock will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such legend, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate or registered in book-entry form. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date (or if the Common Stock is uncertificated, appropriate change to the book-entry account that evidences record ownership of such Common Stock will be made) and such separate Right Certificates (or book entries) will evidence the Rights.

The Rights Agreement provides that any person who beneficially owned 9.9% or more of the Common Stock on the date the Rights Agreement was first publicly announced, together with any affiliates and associates of that person (each an “Existing Holder”), shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless the Existing Holder thereafter becomes the beneficial owner of additional shares of Common Stock representing 2.5% or more of Common Stock then outstanding. However, if upon acquiring beneficial ownership of additional shares of Common Stock, the Existing Holder does not then beneficially own 9.9% or more of the shares of Common Stock then outstanding, the Existing Holder will not be deemed an Acquiring Person for purposes of the Rights Agreement.

When calculating a person’s or group of affiliated or associated persons’ beneficial ownership to determine whether such person or group has become an Acquiring Person, if the person or any of that person’s affiliates or associates holds any option, warrant, convertible security, stock appreciation right or other contractual right or derivative with an exercise or conversion privilege or a settlement payment or mechanism at a price related to, or a value determined in reference to, Common Stock and that increases in value as the value of Common Stock increases or that provides the holder with an opportunity to profit from any increase in the value of Common Stock (a “Synthetic Long Position”), then that person shall be deemed to beneficially own the Common Stock in respect of (i) any Synthetic Long Position that is disclosed pursuant to a Schedule 13D under the Exchange Act; and (ii) any Synthetic Long Position if not so disclosed on a Schedule 13D, if and only if the Board determines that such person shall be deemed to beneficially own the Common Stock in respect of such Synthetic Long Position.

The Rights are not exercisable until the Distribution Date. The Rights will expire on September 6, 2019 (the “Final Expiration Date”), unless the Rights are earlier redeemed or exchanged by the Company, in each case as described below, or upon the occurrence of certain transactions.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then-current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right, for the exercise price of the Right, in lieu of preferred stock, shares of Common Stock of the Company having a market value equal to twice such exercise price.

In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof which will have become null and void) will thereafter have the right to receive upon the exercise of a Right that number of shares of Common Stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the Purchase Price.

At any time after any person or group becomes an Acquiring Person and prior to the earlier of one of the events described in the previous paragraph or the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board may exchange the Rights (other than Rights owned by the acquiring person or group, which will have become void), in whole or in part, at an exchange ratio of one share of the Company’s Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued, and in lieu thereof an adjustment in cash will be made based on the current market price of the Common Stock.

At any time prior to the time an Acquiring Person becomes such, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights (other than holders of Rights owned by or transferred to any person who is or becomes an Acquiring Person or affiliates and associates of an Acquiring Person and certain transferees thereof).

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

This description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board of the Company created and issued the Rights in accordance with Section 203 of the Delaware General Corporation Law.

Item 3.03     Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved a Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock of Kona Grill, Inc. (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on September 7, 2016. The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.    Other Events

On September 6, 2016, the Company issued a press release announcing that it entered into the Rights Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	3.1	Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock of Kona Grill, Inc. filed with the Secretary of State of the State of Delaware on September 7, 2016

	4.1	Rights Agreement dated September 6, 2016 by and between Kona Grill, Inc. and Continental Stock Transfer & Trust Company

	99.1	Press Release, dated September 6, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONA GRILL, INC.:
(REGISTRANT)

By:	/s/ Berke Bakay
BERKE BAKAY
Chief Executive Officer and President

Dated: September 7, 2016

INDEX OF EXHIBITS

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	3.1	Certificate of Designation, Preferences, and Rights of Series B Junior Participating Preferred Stock of Kona Grill, Inc. filed with the Secretary of State of the State of Delaware on September 7, 2016

	4.1	Rights Agreement dated September 6, 2016 by and between Kona Grill, Inc. and Continental Stock Transfer & Trust Company

	99.1	Press Release, dated September 6, 2016